UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   November 7, 2006

Mac-Gray Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13495	04-3361982
(Commission File Number)	(IRS Employer Identification No.)

404 Wyman Street, Suite 400 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 487-7600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of Mac-Gray Corporation appointed Mary Ann Tocio to serve as a new member of the Board effective as of  November 2, 2006. Ms. Tocio will serve as a Class I Director with a term expiring in 2007.  Ms. Tocio is currently President and Chief Operating Officer of Bright Horizons Family Solutions, the world’s largest provider of employer supported child care, early education and work/life solutions.  She also serves on Bright Horizons’ Board of Directors. Ms. Tocio has not been appointed to serve on any committees of the Board of Directors of Mac-Gray Corporation, and there are no committees to which she is currently expected to be appointed.

Item 9.01  Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Description

99.1*	Press Release of Mac-Gray Corporation issued on November 7, 2006.

*  This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: November 7, 2006	By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Executive Vice President and Chief Financial Officer